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                                                                    Exhibit 20.2

                            ASSIGNMENT AND ASSUMPTION


         KNOW ALL MEN BY THESE PRESENTS that The Chase Manhattan Bank, N.A. (CMBNA), for good and valuable consideration, does hereby transfer, assign and convey to Chase Manhattan Bank USA, National Association (CMBUSA) (i) all the rights, privileges and interests of CMBNA as Seller under the several Pooling and Servicing Agreements (the "Pooling Agreements") establishing Chase Manhattan Grantor Trust 1993-A (the "1993-A Pooling Agreement"), Chase Manhattan Grantor Trust 1995-A, Chase Manhattan Grantor Trust 1995-B and Chase Manhattan Grantor Trust 1996-A (collectively referred to herein as the "Grantor Trusts"); (ii) the rights of CMBNA, as Servicer, under Section 21.02 of the 1993-A Pooling Agreement and Section 12.2 of each of the other Pooling Agreements, to repurchase the corpus of the applicable trust established by such Pooling Agreement; (iii) the obligation of CMBNA, as Servicer, to repurchase Receivables (as defined in each of the Pooling Agreements) in certain circumstances; and
(iv) the rights, obligations and duties of CMBNA, as Seller, under the related underwriting agreements and credit support agreements listed in Schedule I hereto, together, in each, case, with all of the liabilities and obligations of CMBNA as Seller thereunder, including, without limitation, the repurchase obligations with respect to any breach of a representation or warranty thereunder.

         This Assignment and Assumption shall be effective as of July 12, 1996 (the "Effective Date":). CMBUSA assumes and agrees to pay, perform and discharge all of the obligations of CMBNA as Seller under the Pooling Agreements which arise prior to and on and after the Effective Date.

         CMBUSA and CMBNA agree that each shall, from time to time, make, execute and deliver such further assignments, assumptions, drafts, checks and other instruments, consents and assurances as either CMBUSA or CMBNA may reasonably request for the effectual consummation of this Assignment and Assumption and transactions contemplated hereunder.

         IN WITNESS WHEREOF, CMBUSA and CMBNA have executed this Assignment and Assumption.

                                             CHASE MANHATTAN BANK USA,
                                             NATIONAL ASSOCIATION

                                             By:  /s/ Frank Vella, Jr.
                                                  --------------------
                                             Name:  Frank Vella, Jr.
                                             Title: Vice President
                                             Dated: July 15, 1996


                                             THE CHASE MANHATTAN BANK, N.A.

                                             By:     /s/ James B. Brew
                                                     -----------------
                                             Name:   James B. Brew
                                             Title:  Senior Vice President
                                             Dated:  July 15, 1996
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                                  SCHEDULE I



Chase Manhattan Grantor Trust 1993-A

     - Underwriting Agreement, dated April 7, 1993, between The Chase Manhattan Bank, N.A. ("CMBNA") and Chase Securities Inc. as the Representative of the several underwriters

     - Cash Collateral Trust Agreement, dated April 15, 1993, among CMBNA, as Seller and Servicer, Credit Lyonnais, New York Branch as Cash Collateral Depositor and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

     - Loan Agreement, dated April 15, 1993, among CMBNA, as Seller and Servicer, Credit Lyonnais, New York Branch, as Bank, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

Chase Manhattan Grantor Trust 1995-A

     - Underwriter Agreement, dated September 7, 1995, between CMBNA and Chase Securities, Inc. as Representative of the several Underwriters

     - Cash Collateral Trust Agreement, dated September 13, 1995, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited, New York Branch, as Cash Collateral Depositor, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

     - Loan Agreement, dated September 13, 1995, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited, New York Branch, as Bank, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

Chase Manhattan Grantor Trust 1995-B

     - Underwriter Agreement, dated November 7, 1995, between CMBNA and Chase Securities, Inc. as Representative of the several Underwriters

     - Cash Collateral Trust Agreement, dated November 15, 1995, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited , New York Branch, as Cash Collateral Depositor and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

     - Loan Agreement, dated November 15, 1995, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited, New York Branch, as Bank, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

















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Chase Manhattan Grantor Trust 1996-A

     - Underwriter Agreement, dated February 15, 1996, between CMBNA and Chase Securities, Inc. as Representative of the several Underwriters

     - Cash Collateral Trust Agreement, dated February 23, 1996, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited, New York Branch, as Cash Collateral Depositor, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee

     - Loan Agreement, dated February 23, 1996, among CMBNA, as Seller and Servicer, The Sanwa Bank, Limited, New York Branch, as Bank, and Norwest Bank Minnesota, N.A., as Cash Collateral Trustee